Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President	Associate Vice President, Investor Relations
	and Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

Media Contact: Alyssa Bleiberg
212-485-6806

SALIX’S ONCE-DAILY APRISO DEMONSTRATES LONG-TERM SAFETY IN

PATIENTS FOR MAINTENANCE OF REMISSION FROM ULCERATIVE COLITIS

CHICAGO, IL, June 2, 2009 – Data was announced today that demonstrated Salix Pharmaceuticals’ (NASDAQ:SLXP) APRISO™ (mesalamine) 0.375g extended-release capsules had a favorable safety profile in patients in remission from ulcerative colitis (UC) for up to 24 months. APRISO is approved for use up to six months. The majority of treatment-emergent adverse events were mild or moderate in intensity, and were similar to what was seen during the 6-month phase 3 trials. The study, which is the first to examine the long-term safety profile of APRISO, was presented at the Digestive Disease Week (DDW) annual meeting in Chicago, Illinois.

“It is important to provide UC patients with a new treatment option that can be safely used over the long-term,” said Dr. Glenn L. Gordon, Medical Director and President of the Center for Digestive and Liver Diseases, Inc. in Mexico, Missouri. “The favorable long-term safety profile of APRISO, combined with once-daily dosing, may support its use as first-line therapy for long-term* maintenance of UC remission.”

Patients with UC may experience periods of remission (times when the symptoms go away) that can last for months or years. Maintenance therapy refers to treatment given to patients to enable them to stay in remission, and to maintain their health in a disease-free, or limited-disease, state. UC is a lifelong disease; therefore, maintenance medications must usually be taken for a prolonged period of time.

The Long-Term Safety Analysis

Safety data for this analysis included 557 patients in remission from UC who were treated with APRISO in a long-term, open-label extension trial, with 250 patients exposed to APRISO for greater than one year, of which 137 patients were exposed for over 18 months. Patients included in this long-term safety analysis were either new, or had rolled over from two randomized, double-blind, placebo-controlled, phase 3 trials. The majority of treatment-emergent adverse events were mild or moderate in intensity, and were similar to what was seen during the 6-month phase 3 trials. Overall, long-term compliance with APRISO was high, with an average compliance of 90 percent in the safety analysis population.

Additional Abstracts Presented at DDW Further Support the Safety and Efficacy of APRISO for the Maintenance of Remission of UC.

Poster #T1202

Two phase 3 studies (n=562) showed that a significantly greater proportion of patients receiving once-daily APRISO (1.5 g) remained relapse-free after six months of treatment, compared to placebo (79 percent vs. 62 percent [P<0.001]). Further, those treated with APRISO maintained remission of UC symptoms with noticeable improvement as early as one month after initiation. Also within one month of treatment, the probability of remaining relapse-free improved in patients treated with APRISO 94 percent (95 percent CI, 0.92-0.96) compared to those in the placebo group 84 percent (95 percent CI, 0.79-0.90).

Poster #T1204

A post hoc analysis of two clinical trials (n=562) revealed that the majority of a sub-population of patients (n=158) who had previously received corticosteroid therapy to treat UC flares or to maintain UC remission, remained in remission after treatment with APRISO (1.5 g). Of the patients who had previously received corticosteroids, 77 percent of patients treated with APRISO did not experience a relapse, compared to 55 percent of patients receiving placebo (P=0.006). Further, according to the Kaplan-Meier log-rank statistics, the probability of patients remaining relapse-free without further corticosteroid treatment was significantly higher in those treated with APRISO, versus placebo. The probability of remaining relapse-free for the corticosteroid subpopulation was comparable to the entire study population (Poster #T1202). Limiting exposure to steroids is important for these patients who may require long-term treatment.

About APRISO

APRISO™ is a locally-acting aminosalicylate indicated for the maintenance of remission of ulcerative colitis in patients 18 years and older. APRISO is contraindicated in patients with hypersensitivity to salicylates, amniosalicylates, or to any of the components of APRISO capsules. The recommended dose of APRISO is four 0.375 g capsules once daily in the morning (1.5 g/day) with or without food. Because dissolution of the coating of APRISO granules depends on pH, APRISO should not be coadministered with antacids. Patients with phenylketonuria should be aware that APRISO contains aspartame, equivalent to 0.56 mg of phenylalanine. In two well-controlled clinical trials, the most common treatment-related adverse events occurring in greater than 3% of adult patients taking 1.5 g/day of APRISO (versus placebo) were headache (11% vs. 8%), diarrhea (8% vs. 7%), upper abdominal pain (5% vs 3%), nausea (4% vs 3%), nasopharyngitis (4% vs 3%), influenza and influenza-like illness (4% vs 4%) and sinusitis (3% vs 3%).

Salix acquired rights to market APRISO in the U.S. from Dr. Falk Pharma GmbH of Freiburg, Germany. Mesalamine granules have been approved in Germany since 2001 for the treatment of symptoms related to inflammatory bowel disease. In addition, consistent with the FDA-approved labeling, once-daily dosing of mesalamine granules is currently approved via the mutual recognition procedure in Austria, Belgium, Denmark, Finland, Greece, Ireland, Luxemburg, Netherlands, Norway, Portugal, Sweden, Spain and the UK.

About Salix Pharmaceuticals

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete with any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

About Dr. Falk Pharma

Dr. Falk Pharma GmbH one of the most recognized companies worldwide in gastroenterology. Dr. Falk Pharma products are sold in more than 60 countries. The Falk Foundation, which is associated with the Company, provides medical information via international symposia, forums and postgraduate courses. Over the past 40 years the Falk Foundation has sponsored more than 200 symposia in which over 100,000 physicians from 110 countries have come together to advance knowledge in gastroenterology and hepatology.

Salix also markets XIFAXAN® (rifaximin) tablets 200 mg, OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution), VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® Azathioprine Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. METOZOLV™ ODT (metoclopramide), vapreotide acetate and rifaximin for additional indications are under development.

For full prescribing information on Salix products, please visit www.salix.com.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Web site at www.salix.com or contact the Company at 919-862-1000. Information on our Web site is not incorporated into our SEC filings.

Please Note: The materials provided herein contain projections and other forward-looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: market acceptance for approved products; our need to return to profitability; generic and other competition; the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties; and the need to acquire new products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.

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